Exhibit 10(el)


                      DISTRIBUTION AND MARKETING AGREEMENT


Distribution and Marketing Agreement ("Agreement"), dated as of April 21, 2003 (the "Effective Date"), between Artera Group, Inc., a Delaware corporation ("Artera"), and Avaya Inc., a Delaware corporation ("Avaya").

WHEREAS, Artera is engaged in the development, distribution and operation of traffic and information optimization software and services ("Artera Turbo");

WHEREAS, Avaya is engaged in the distribution and marketing of communications services to business enterprises and others, and Artera's technologies can add value to the services marketed by Avaya; and

WHEREAS, Avaya desires to obtain from Artera the right to distribute and market Artera Turbo products and services, and Artera is willing to grant such right, all under terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article 1.  DEFINITIONS

As used herein, the terms described below have the following meanings.

1.1 "Affiliate" shall mean any legal entity that, directly or indirectly, is controlled by, in control of, or under common control with the legal entity with reference to which the term "Affiliate" is used.

1.2 "Artera Business License" shall mean an Artera Enterprise License or an Artera Small Business License.

1.3 "Artera Enterprise License" shall mean a multi-seat Artera License granted to an Enterprise to allow the use of the Licensed Products (including the User Software) by End Users within such Enterprise.

1.4 "Artera License" shall mean the license to use the Licensed Products granted by Artera to allow the licensee to use the Licensed Products on its computers. "Artera License" includes Artera Business Licenses and Artera Residential Licenses.

1.5 "Artera Residential License" shall mean an Artera License that is not an Artera Business License.

1.6 "Artera Small Business License" shall mean a multi-seat Artera License granted to a Small Business to allow the use of the Licensed Products (including the User Software) by End Users within such Small Business.

1.7  "Business" shall mean an Enterprise or a Small Business.

1.8 "Business Subscriber" shall mean a Subscriber pursuant to an Artera Business License.

1.9 "End User" shall mean an individual user of the Licensed Products pursuant to an Artera License. In the case of an Artera Business License, the End User is the individual user of the Licensed Products rather than the Business Subscriber. In the case of an Artera Residential License, the End User is also the Residential Subscriber.

1.10 "Enterprise" shall mean a business or organizational subscribing entity that (a) has and in its operations uses more than 250 End User personal computers and (b) does not sell, distribute or market Licensed Products to others.

1.11 "Enterprise Subscriber" shall mean a Subscriber pursuant to an Artera Enterprise License.

1.12 "Finder Commission" shall mean the commission payable by Artera to Avaya on certain Units licensed (including upgrades), as described in Section 3.2 hereof.

1.13 "Finder License" shall have the meaning defined in Section 2.4.

1.14 "Government Entity" shall mean a Subscriber that is a Federal, state, provincial, local or other governmental entity, unit or organization, or a department, division or segment thereof.

1.15 "Know-how", in general, will have its usual and accepted meaning, that is, among other things, all factual knowledge and information not capable of precise, separate description but which, in an accumulated form, after being acquired as the result of trial and error, gives to the one acquiring it an ability to produce and market something which one otherwise would not have known how to produce and market with the same accuracy or precision necessary for commercial success.

1.16 "License" shall mean all licenses and rights granted by Artera to Avaya in this Agreement.

1.17 "Licensed Patents" shall mean all those patents and pending patents relating to the Licensed Products that are owned by or licensed to Artera, together with those patents issued under patent applications filed or to be filed relating to the Licensed Products, including any continuations, continuations-in-part, divisions, extensions, reissues, re-examinations or renewals of any of the foregoing. Such Licensed Patents pending as of the date hereof are set forth on Schedule 1.17 hereto.

1.18 "Licensed Products" shall mean the software embodying or employing all or part of the Licensed Patents or Licensed Technology, licensed to Subscribers as a subscription product or service, including but not limited to "Artera Turbo" and all updates, enhancements and derivatives thereof. "Licensed Products" includes all software products and services developed and commercially implemented by Artera during the term of this Agreement that incorporate the Licensed Patents or the Licensed Technology or any modifications or derivatives thereof or are otherwise based upon Licensed Products existing as of the Effective Date.

1.19 "Licensed Technology" shall mean the unpatented technology relating to the Licensed Products and owned by or licensed to Artera.

1.20 "Reseller" shall mean a distributor or subdistributor of Licensed Products.

1.21 "Residential Subscriber" shall mean a Subscriber pursuant to an Artera Residential License.

1.22 "Royalty Licenses" shall have the meaning defined in Section 2.4.

1.23 "Small Business" shall mean a business or organizational entity that is not an Enterprise.

1.24 "Small Business Subscriber" shall mean a Subscriber pursuant to an Artera Small Business License.

1.25 "Subscriber" shall mean a licensee of Licensed Products pursuant to an Artera License, whether an Artera Residential License or an Artera Business License. In the case of an Artera Business License, the "Subscriber" is the Business entity licensee and not the individual End User within the Business entity.

1.26 "Subscriber License Fee" shall mean the monthly license and/or service fees (including upgrade fees) paid by a Subscriber for the use of a Licensed Product.

1.27 "Technical Information" shall mean technical, design, engineering, and manufacturing information and data pertaining to the design, manufacture, commercial production, distribution and marketing of Licensed Products in the form of designs, prints, plans, material lists, drawings, specifications, instructions, reports, records, manuals, other written materials, computer programs and software and other forms or media relating thereto.

1.28 "Territory" shall mean the United States, Canada and Mexico, including any use of the Licensed Products outside such three countries by an Enterprise Subscriber that is headquartered in one of such three countries.

1.29 "Unit" shall mean a one-month period of a Subscriber's license and use of a Licensed Product.

1.30 "Unit Royalties" shall mean the royalty payable by Avaya to Artera on each Unit licensed as described in Section 3.1 hereof.

1.31 "User Software" shall mean the Licensed Product software resident or installed on a Subscriber's or End User's personal computer(s), or resident or installed at a Subscriber's gateways, pathways or other on-site facilities.

Article 2.  GRANT OF LICENSE

2.1  License.  Artera hereby  grants to Avaya during the term of this  Agreement
     (a) an exclusive license to distribute the Licensed Products to Enterprise Subscribers in the Territory that are not Government Entities (not including connection to the Artera Turbo data center); (b) subject to
     Section 2.3 hereof, a non-exclusive license to market the Licensed Products to Enterprise Subscribers in the Territory that are Government Entities and to Subscribers in the Territory that are not Enterprise Subscribers (not including connection to the Artera Turbo data center for Business Subscribers); and (c) a non-exclusive, royalty-free license to use and reproduce the Licensed Products internally for purposes of development, evaluation, testing and "Beta" testing and to reproduce demonstration or evaluation copies of the Licensed Products for the purposes of marketing and promoting the Licensed Products and in training customers in their use. The License is intended to grant to Avaya all rights necessary for Avaya to distribute and market the Licensed Products as provided in this Agreement, directly or through one or more levels of Resellers, including the right to make copies of the User Software for Subscribers, and to reproduce, copy and distribute Artera's Licensed Product documentation, descriptions and promotional materials in connection with such distribution and marketing. The License conveys no right to modify the Licensed Products, to prepare derivative works of or modifications to the Licensed Products or to sell or copy the Licensed Products for any purpose other than for delivery to Subscribers and Resellers as contemplated by this Agreement; provided, however, that it shall not contravene this sentence for Avaya to bundle its own technology with Licensed Products through Artera's application program interface ("API"). No agreement between Avaya and an Enterprise Subscriber may be inconsistent with the rights granted to Avaya under this Agreement. To the extent that Artera makes API specifications available to Avaya, Artera grants to Avaya the right to use such API for the purpose of creating interfaces between Avaya software products and the Licensed Products. During the term of this Agreement, Artera will provide reasonable technical support and access to Artera development engineers for the purpose of answering questions from Avaya on such use of the API at no additional charge to Avaya.

2.2 Internal Use License. Artera hereby grants to Avaya and its Affiliates a fully-paid, non-exclusive, royalty-free license to use the Licensed Products for Avaya's internal business purposes during the term of this Agreement without the payment of service fees or other charges to Artera or any other party. This license does not include connection to the Artera Turbo data center.

2.3 Sublicensing by Avaya. The rights granted to Avaya hereunder may be sublicensed, assigned, conveyed or otherwise transferred by Avaya only to the extent necessary for Avaya to distribute the Licensed Products to Subscribers as described in this Agreement, including such sublicenses or agreements between Avaya and its Resellers, or sublicenses or agreements between such Resellers and other Resellers (as subdistributors), in each case not inconsistent with this Agreement and not imposing any obligations on Artera that are not undertaken by Artera in this Agreement, as are reasonably necessary to allow such direct and indirect Resellers to distribute the Licensed Products to such Subscribers.

2.4 Certain Agreements of Artera. All licenses and other agreements with Subscribers that are not Enterprise Subscribers, for the use of the Licensed Products, and with Resellers with respect to such use by such Subscribers, shall be Artera Licenses entered into solely between Artera and the Subscriber or Reseller. Avaya shall not be a party to or have any rights or obligations under such Artera Licenses. Artera shall have sole discretion regarding whether to enter into such Artera Licenses. Notwithstanding the foregoing, if the license or agreement pertaining to the Licensed Products is with a Major ISP (as defined below) acting as Reseller to a Subscriber (whether or not an Enterprise Subscriber), such license or agreement with such Major ISP shall be a license or agreement of Avaya rather than a license or agreement of Artera. For purposes of this
     Section 2.4, a "Major ISP" is an Internet service provider that (a) has over 250,000 customers and (b) is not a majority-owned affiliate of a regional bell operating company (RBOC), an incumbent local exchange carrier
     (ILEC), a competitive local exchange carrier (CLEC) or a rural local exchange carrier (RLEC). Licenses or agreements of Avaya under the rules of this Section 2.4 shall be referred to in this Agreement as "Royalty Licenses." Licenses or agreements of Artera under the rules of this Section
     2.4 shall be referred to in this Agreement as "Finder Licenses."

2.5 Patent, Copyright and Trademark Usage and Notices. Avaya shall have the right to use and copy all marks, trademarks, service marks, images and copyrights of Artera pertaining to the Licensed Products in connection with distributing and marketing the Licensed Products as described in this Agreement, and may grant this right to its direct and indirect Resellers for that limited purpose. Each copy of the User Software and all documentation and marketing materials distributed, marketed or used by or through

     Avaya shall be marked with a suitable legend identifying Artera as the owner of the Licensed Patents and Licensed Technology, and as the owner and developer of the Licensed Product, with the appropriate patent, copyright or trademark notice, as the case may be, and Avaya shall not remove any such notice from any User Software or other or other materials provided to it by Artera; provided, however, that, in distributing the Licensed Products to Subscribers, Avaya, its direct or indirect Resellers and its Enterprise Subscribers may reference their own names or brands if in conjunction with the words "Powered by Artera Turbo."

2.6 Source Code Escrow. Artera shall establish a source code escrow pertaining to the Licensed Products pursuant to an escrow agreement in a form substantially as set forth in Schedule 2.6.

2.7 Acceptance. Avaya hereby (a) accepts the rights granted to it by Artera under this Agreement; and (b) acknowledges that the rights granted to it by Artera hereunder are limited to the distribution and marketing of Licensed Products in the Territory as described in this Agreement and are subject to the other limitations set forth in this Agreement.

2.8 Renegotiation Right. Avaya may, by written notice to Artera given at least three months after the Effective Date, demand that Artera negotiate with Avaya in good faith regarding possible amendments to all or any part of this Agreement, including the term hereof. Any such amendments to which the parties agree shall take effect immediately upon such agreement, including immediate (but not retroactive) effect with respect to then existing Subscribers. In the event that such renegotiation is demanded but the parties do not reach a written agreement for such amendment(s) within 60 days of the notice of renegotiation, Avaya may by 30 days' written notice to Artera, terminate this Agreement.

Article 3.  ROYALTIES, commissions AND fees

3.1 Unit Royalties. For each Unit initially licensed by or through Avaya that is, directly or via Reseller(s), covered by a Royalty License, Avaya shall pay to Artera a Unit Royalty equal to fifty percent (50%) of the greater of
     (a) the actual retail price of the Unit (including the actual retail price of upgrades thereof) to the applicable Subscriber for the month of the license to it (net of (i) discounts; (ii) purchase, sale, use, VAT or other taxes; (iii) customs duties, fees, levies and commissions, excluding the Unit Royalties to be paid to Artera; and (iv) credit given a Reseller or Subscriber for returns or non-repairable defects); or (b) in the case of Units but not upgrades, the price of the Unit on the Artera Turbo minimum price list set forth in Schedule 3.1. Payments to Artera under this Section
     3.1 shall be made as described in Section 3.4 hereof. A Subscriber covered by a Royalty License that discontinues its use of the Licensed Products but then recommences such use within one year of the discontinuation shall be considered, following recommencement, to have been initially licensed by or through Avaya. Nothing in this Section 3.1 or in Schedule 3.1 shall in any way limit Avaya's right to determine on its own the actual retail prices it charges for the Licensed Products.

3.2 Finder Commissions. For each Unit that is initially licensed during the term of this Agreement and for a period of one year after its expiration or termination, as a result of an introduction or marketing effort by Avaya, to a Subscriber and that is, directly or via Reseller(s), covered by a Finder License, Artera shall pay to Avaya a Finder Commission equal to twenty percent (20%) of Artera's revenues on the license (or upgrade) of such Unit to such Subscriber for the month of the license to it (net of (i) discounts; (ii) purchase, sale, use, VAT or other taxes; (iii) customs duties, fees, levies and commissions, excluding the Finder Commission to be paid to Avaya; and (iv) credit given a Reseller or Subscriber for returns or non-repairable defects). Payments to Avaya under this Section 3.2 shall be made as described in Section 3.4 hereof, and the obligation to make payments will continue beyond the termination or expiration of this Agreement for so long as the Subscriber continues to purchase a Finder License or comparable license or service. A Subscriber covered by a Finder License that discontinues its use of the Licensed Products but then recommences such use within one year of the discontinuation shall be considered, following recommencement, to have been initially licensed as a result of an introduction or marketing effort by Avaya. Notwithstanding the foregoing provisions of this Section 3.2, no Finder Commission shall be due or payable by Artera to Avaya if the applicable Subscriber initially licenses the Licensed Product more than 90 days after Avaya introduced such Subscriber to Artera as a licensing prospect or brought such Subscriber's identity to Artera's attention for such purpose, if Artera sought in good faith to achieve such a license within the 90-day period.

3.3 Avaya Prices. Avaya shall provide Artera with written descriptions of any standard prices or pricing formulas Avaya may have for Subscribers or for Resellers in connection with licenses to Subscribers, and shall give Artera prior written notice of any changes or additions to such prices or pricing formulas.

3.4 Collections and Payments. Subscriber License Fees shall be collected, and Unit Royalties and Finder Commissions shall be paid, in accordance with
     Schedule  3.4.

     Schedule 3.4 may be amended in writing by the parties from time to time as reasonably necessary to reflect the actual or then desired billing and collection methods of the parties, either generally or with respect to one or more specific Subscribers or one or more specific Resellers.

Article 4.  DISCLOSURE AND DELIVERABLES

4.1 Disclosure. The parties shall disclose to each other and Artera shall disclose to Avaya's Resellers such appropriate Technical Information as may be reasonably required to accomplish the purposes of this Agreement. It is agreed, however, that neither party shall be obligated to disclose information, the disclosure of which has been restricted by a third party. All disclosed Technical Information that is "Confidential Information" as defined in Article 5 below shall be kept confidential by the receiving party in accordance with the provisions of such Article 5 and will remain the property of the disclosing party.

4.2 Deliverables. Artera agrees that the Licensed Products shall be available for marketing and licensing by Avaya and its Resellers and completely functional to Subscribers, in accordance with the deliverable dates set forth on Schedule 4.2 hereto (the "Deliverables").

Article 5.  CONFIDENTIALITY

5.1 Definitions. Each party possesses and will continue to possess confidential information relating to its business and technology that has substantial commercial and scientific value in the business in which it is engaged
     ("Confidential Information"). Subject to Section 5.4, Confidential Information includes, but is not limited to: Deliverables,

     Technical Information, trade secrets, processes, formulas, data, Know-how, discoveries, developments, designs, improvements, inventions, techniques, marketing plans, strategies, forecasts, new products, software documentation, unpublished financial statements, budgets, projections, licenses, prices, costs, customer lists, supplier lists and any other material marked "Confidential Information", "Proprietary Information" or in some other reasonable manner to indicate it is confidential. Any Confidential Information disclosed between the parties hereto orally or visually, in order to be subject to this Agreement, shall be so identified to the receiving party at the time of disclosure and confirmed in a written summary appropriately marked as herein provided within ten days after such oral or visual disclosure.

5.2 Treatment. Each party shall, during the term of this Agreement and for a period of five years thereafter, hold in confidence and not disclose to third parties, except as specifically permitted under this Section 5.2 and
     Section 5.4 below, all Confidential Information of the other party disclosed directly or indirectly to it by the other party. With respect to Confidential Information that constitutes a trade secret, as defined by the Uniform Trade Secrets Protection Act, a party's obligations of confidentiality under this Section 5.2 shall not expire after five years, but shall terminate only if and when such information otherwise becomes generally known to others who can benefit from its use or otherwise no longer qualifies as a trade secret. Each party shall take the following minimum safeguards with respect to the Confidential Information of the other party:

     (a) Only those of its employees who need to receive the other party's Confidential Information in order to carry out the purposes of this Agreement shall have access to such information and such access shall be limited to only so much of such information as is necessary for the particular employee to properly perform his or her duties;

     (b) All documents, drawings, writings and other embodiments that contain Confidential Information of the other party shall be maintained in a prudent manner comparable to the degree of security such party uses to protect its own proprietary information;

     (c) All documents, drawings, writings and other embodiments of information the security or safekeeping of which are subject to governmental regulations shall be kept in accordance with such regulations;

     (d) All employees and contractors who have access to Confidential Information of the other party shall be under obligation to it (i) to hold in confidence and not disclose all Confidential Information made available to them in the course of their employment or services; (ii) to use such Confidential Information only in the course of performing their duties; and (iii) to assign to their employer or the party retaining them all inventions or improvements relating to such entity's business and conceived while in such entity's employ or retained by such entity, unless such assignment is prohibited by applicable law; and

     (e) Avaya may disclose Artera's Confidential Information to Avaya's Resellers as necessary to carry out the purposes of this Agreement; provided, however, that Avaya shall cause each such Reseller to execute an agreement containing non-disclosure obligations comparable to this Article 5.

     Notwithstanding the foregoing, a party receiving Confidential Information of the other party may disclose to its subcontractors and material and component suppliers so much of such Confidential Information as is necessary to enable such party to perform its duties and obligations related to the accomplishment of the purposes of this Agreement; provided that such subcontractors and suppliers are obligated to such party in writing (x) to hold in confidence and not disclose such information; and (y) not to use such information except as authorized by such party. For purposes of this Article 5, delivery by Avaya to a Subscriber, whether directly or through a Reseller, of the User Software shall not constitute a disclosure by Avaya of Confidential Information of Artera. In no event shall the party receiving Confidential Information of the other party disassemble, reverse engineer, re-engineer, redesign, decrypt, decipher, reconstruct, re-orient, modify or alter any Confidential Information of the disclosing party or any circuit design, algorithm, logic or program code in any of the disclosing party's products, models or prototypes that contain Confidential Information or attempt any of the foregoing without first obtaining written consent of the disclosing party in each instance. Notwithstanding the foregoing, each party understands that the other party develops telecommunications and data networking systems, software, components and/or other similar items. Therefore, it is expressly understood and agreed that access to Confidential Information hereunder shall not preclude a party whose representative has received such Confidential Information for the purposes of this Agreement from either the independent development (demonstrated by documentation) of products or generic requirements containing or embodying similar ideas, concepts and techniques, or the working on of future projects for the receiving party which relate to similar subject matters, provided that the receiving party does not make reference to the Confidential Information and does not intentionally copy the Confidential Information, as long as the restrictions of this Agreement are in effect for purposes other than the purposes stated above.

5.3  Return.  All  documents,  drawings,  writings  and other  embodiments  of a party's Confidential Information, as well as those produced, created or derived from the disclosing party's Confidential Information that incorporate the disclosing party's Confidential Information, and all copies thereof, shall be returned promptly to it by the other party upon the termination of this Agreement, provided that the parties shall continue to be bound by the provisions of Section 5.2 above.

5.4  Exclusions. Confidential Information shall not include information that:

     (a) Was at the time of disclosure in the public domain through no fault of the party receiving it;

     (b) Becomes part of the public domain after disclosure to the party receiving it through no fault of such party;

     (c) Was in the possession of the party receiving it (as evidenced by written records) at the time of disclosure and was not acquired directly or indirectly from the other party, or a third party, as the case may be, under a continuing obligation of confidence of which the party receiving it was aware;


     (d) Was received by the party receiving it (as evidenced by written records) after the time of disclosure hereunder from a third party who did not require it to be held in confidence and who did not acquire it directly or indirectly from the other party under a continuing obligation of confidence of which the party receiving it was aware;

     (e) Is required by law, governmental regulation, court order or the rules of any relevant securities exchange or listing organization to be disclosed, but only to the extent of such required disclosure;
          provided, that a party required to so disclose Confidential Information shall use best efforts to notify the other party of such potential disclosure as soon as practicable so that such party may seek a protective order or other remedies to maintain in confidence any such Confidential Information;

     (f) Was developed independently by the receiving party and without the use of any Confidential Information received from the disclosing party under this Agreement; or

     (g) Was or is disclosed by the party owning it to third parties without restrictions on use or disclosure comparable to those contained herein.

Article 6.  MARKETING AND SUPPORT OBLIGATIONS

6.1 Avaya's Marketing Obligations. During the term of this Agreement, Avaya shall use commercially reasonable efforts to distribute the Licensed Products in the Territory to Enterprises and, where through Major ISP's, to other potential Subscribers. Avaya shall have the right, but not the obligation, to market the Licensed Products to potential Subscribers other than Enterprises (where not through Major ISP's), subject to the limitations set forth in this Agreement. If Avaya is not using commercially reasonable efforts as described above, then Artera's sole remedy will be to make Avaya's authorization non-exclusive if Avaya's failure continues 45 days after receiving written notification of the failure to use commercially reasonable efforts (for avoidance of doubt, there will be no payment obligation from Avaya to Artera arising out of Avaya's failure to perform the obligations contained in this Section 6.1).

6.2 Avaya's Support Obligations. During the term of this Agreement and after termination to the extent Section 8.3(a) is applicable, Avaya shall be responsible for ensuring that Level 1 Support is provided and available to all Subscribers covered, directly or via Reseller(s), by Royalty Licenses, in accordance with Schedule 6.2. With respect to such Subscribers, Avaya may fulfill this obligation via contracts with Resellers that require such Resellers to provide such Level 1 Support to their Subscribers.

6.3 Artera's Marketing Obligations. Artera shall provide for Avaya such marketing assistance as may be reasonably requested by Avaya from time to time in connection with Subscribers covered, directly or via Reseller(s), by Royalty Licenses and Avaya's marketing and promotional efforts with respect to distribution of the Licensed Products, including but not limited to providing marketing and advertising materials; identifying Avaya on Artera's Web site and marketing materials as an authorized licensee and seller of the Licensed Products; providing personnel for demonstrations and marketing presentations to Avaya Resellers; providing to actual and prospective Subscribers and Resellers such information or assistance as may be reasonably requested in connection with due diligence; and providing market intelligence, including advice on how best to position the Licensed Products as against its competitors. This Section 6.3 requires Artera to incur only reasonable costs and expenses in connection with marketing and contract negotiations.

6.4 Artera's Support Obligations. During the term or this Agreement and following its termination or expiration for so long as Avaya continues to pay Unit Royalties, Artera shall be responsible for providing Level 2 Support and Level 3 Support to all Subscribers covered, directly or via Reseller(s), by Royalty Licenses, which Level 2 Support and Level 3 Support shall be available at no cost or charge on a reasonable basis to Avaya and its Resellers and Royalty License Subscribers in accordance with Schedule
     6.4. Level 2 Support and Level 3 Support shall be available 24 hours per day, seven days per week and may be performed via online methods and/or telephone, at no cost to Avaya or its Resellers or Royalty License Subscribers. Artera shall provide all updates, enhancements, improvements ("Upgrades") or modifications to the Licensed Products to Avaya and its Resellers via online downloads, and shall provide to Avaya a master CD for each such Upgrade and modification for copying and distribution by Avaya as contemplated by this Agreement.

6.5 Other Support and Training by Artera. Artera shall provide Avaya with reasonable engineering, maintenance and sales support and training with respect to the Licensed Products at no additional charge. Training may be provided by Artera by regularly scheduled classroom sessions at its offices.

Article 7.  TERM

The term of this Agreement shall begin on the Effective Date and, unless extended or earlier terminated by the written agreement of the parties or pursuant to Article 8 below, shall expire one year thereafter.

Article 8.  TERMINATION

8.1 Breach. In the event of a material breach of this Agreement, if the defaulting party fails to cure the breach five days (in the case of a material breach of Section 6.2 or 6.4 hereof), or within 30 days (in the case of any other material breach), after delivery of written notice thereof from the non-defaulting party specifying the nature of the breach and the corrective action to be taken, then the non-defaulting party may terminate this Agreement forthwith by delivering its written notice to the defaulting party that this Agreement is terminated.

8.2 Effects of Termination. Upon termination of this Agreement for any reason, Avaya immediately shall cease marketing and distribution of Licensed Products and shall cause its Resellers to do the same. Notwithstanding this provision, the termination of this Agreement shall not prejudice or otherwise affect the rights or liabilities of the parties with respect to Licensed Products already licensed under this Agreement prior to termination. Licenses to Licensed Products granted prior to termination of this Agreement shall survive subject to the continuing obligation to comply with the terms and restrictions of the applicable license.

8.3 Subscriber License Fees and Unit Royalties and Support Upon Termination. If this Agreement is terminated by expiration of the Term under Article 7 or by Avaya under Section 2.8 or 8.1, Avaya shall be entitled to continue to
     (a) collect Subscriber License Fees with respect to the specific Royalty Licenses in effect on the date of termination, for the respective durations of such Royalty Licenses, subject to Avaya's obligation to pay Unit Royalties to Artera with respect to the applicable Subscribers and provide Level 1

     Support to such Subscribers in accordance with Section 6.2; and (b) receive Finder Commissions from Artera with respect to the specific Finder Licenses in effect in accordance with Section 3.2, for the respective durations of such Finder Licenses. For purposes of this Section 8.3, the rules in Sections 3.1 and 3.2 regarding Subscribers that discontinue but then, within one year, recommence use of the Licensed Products shall apply.

8.4 Return of Confidential Information. Within 30 days after termination of this Agreement for any reason, each party shall return to the other party all of the Confidential Information, other secret information, patent applications and Know-how received pursuant to this Agreement, together with all other tangible property loaned to the returning party by the other party for the implementation of this Agreement; provided, however, that Avaya may retain such Confidential Information as is necessary for it to continue to provide Level 1 Support to Subscribers under Section 8.3(a) hereof.

8.5 Survival of Certain Terms. Notwithstanding the termination of this Agreement under Article 7 or this Article 8, the terms and conditions of Sections 3.2 and 3.4, Article 5, Sections 6.4, 8.2, 8.3 and 8.4, Article 9,
     Article 12 and Article 18 shall survive termination of this Agreement and shall continue to be applicable and govern the parties with respect to the subject matter thereof.

Article 9.  INSPECTION OF BOOKS AND RECORDS

Upon request of either party hereto, and upon no less than ten days' notice, the other party hereto shall make available for review and inspection by the requesting party such books and records as are reasonably required to demonstrate compliance with the Unit Royalty and Finder

Commission payment obligations of this Agreement; provided, however, that such review and inspection may be made only once per calendar year (plus once within 90 days of any termination of this Agreement) and may pertain only to the then current and immediately preceding calendar years. The costs of the examination will be borne by the party requesting the examination, and the results of such examination will be considered Confidential Information regardless of the absence of any proprietary marking.

Article 10. FORCE MAJEURE

In the event of enforced delay in the performance by either party of obligations under this Agreement due to unforeseeable causes beyond its reasonable control and without its fault or negligence, including but not limited to acts of God, acts of government, acts of the other party not caused or contributed to by the party seeking relief under this Article 10, fires, floods, strikes, freight embargoes, unusually severe weather, or delays of subcontractors due to such causes (an "Event of Force Majeure"), the time for performance of such obligations shall be extended for the period of the enforced delay; provided that the party seeking the benefit of the provisions of this Article 10 shall, within ten days after the beginning of any such enforced delay, have first given the other party written notice of the need for the extension for the period of enforced delay (including an explanation of the cause) and shall use all reasonable endeavors to minimize the effects of the Event of Force Majeure.

Article 11. APPLICABLE LAW

The terms and conditions of this Agreement and the performance thereof shall be interpreted in accordance with and governed by the laws of the State of Connecticut and the United States of America.

Article 12. DISPUTE RESOLUTION

12.1 Scope. To the extent permitted by law, all questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be resolved by mediation and binding arbitration, as set forth in Section 12.3 below, and shall be governed by the substantive laws of the State of Connecticut, as applicable, without regard to any rules of conflict of laws.

12.2 Waiver of Trial by Jury. Each party hereto waives, to the fullest extent permitted by applicable law, the right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

12.3 Procedures. If any controversy, dispute, or claim related to this Agreement ("Claim") arises between the parties, they shall each attempt, in good faith, to resolve such dispute. If they are unable to resolve such Claim to their mutual satisfaction within 30 days after written notice from one to the other of the existence of such Claim, then, prior to the initiation of any court action or arbitration, the Claim shall first be submitted to mediation under the auspices of the American Arbitration Association ("AAA"). Mediation shall be conducted in New York, New York not more than 30 days after initiation by a party, unless another location and/or longer time is agreed to in writing by the parties. If such Claim is not resolved by mediation, the mediator shall issue a report setting forth each party's final demand or offer at mediation, and, prior to initiating any court action, the Claim shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the AAA (the "Rules") then in effect, as modified by this Section 12.3. Arbitration shall take place in New York, New York, unless otherwise agreed to in writing by the parties. Unless the parties are able to agree upon an arbitrator or arbitrators within 15 days of the issuance of a notice of demand for arbitration by any of the parties, the arbitration shall be conducted by three arbitrators selected by the AAA in accordance with the Rules; provided, however, that any Claim that meets the criteria under the AAA Rules for Expedited Arbitration shall be so conducted, and any claim for an amount less than $250,000.00 shall be conducted by a single arbitrator. The arbitrator(s) shall have the power to subpoena witnesses and documents, and the parties shall be entitled to conduct reasonable discovery, including depositions and requests for production of documents, in accordance with the Federal Rules of Civil Procedure, under applicable local rules of practice. The arbitrator(s) shall determine the extent and type of permissible discovery and deadline for completing discovery. The arbitrator(s) shall render a decision and award in writing setting forth in reasonable detail the findings of fact and conclusions of law of the arbitrator(s), and stating the amount, if any, and other relief, if any, to which the prevailing party is entitled. The decision and award of the arbitrator(s) shall be rendered as soon as practicable following the commencement of proceedings and shall be final, binding and conclusive. All conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any associated staff in connection with such mediation, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding between the parties, unless such evidence is otherwise admissible or discoverable. The prevailing party shall be entitled to have the decision and award of the arbitrator(s) entered in any court of competent jurisdiction, and to have the decision and award enforced to the fullest extent permitted by law. The parties hereby consent to the jurisdiction of the arbitrator(s), and to the jurisdiction of any local, state or federal court available to any of the parties for the purpose of enforcing the decision and award of the arbitrator(s). The parties agree that service of process in such arbitration may be made on a party in the manner described for notice in Section 16 of this Agreement.

12.4 Injunctive Relief. Either party may, at its option and at any time during the dispute resolution process, seek injunctive relief in any court of competent jurisdiction (including but not limited to preliminary injunctive relief). The parties acknowledge that each of them has a vital interest in enjoining any violation of confidentiality obligations because damages would not adequately compensate a party for any infringements of that party's intellectual property rights.

Article 13. ANNOUNCEMENTS & PUBLICITY; INDEPENDENT CONTRACTORS

Except for any disclosure that may be required by law (including filings with the Securities and Exchange Commission), or as necessary to perform their obligations or exercise their rights under this Agreement, neither party may use the other's name or disclose the terms of this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, upon the execution of this Agreement, each party (and its Affiliates) may issue a press release reporting the execution of this Agreement and its general subject matter if the other party shall have approved the content thereof, which approval shall not be unreasonably withheld. Each party to this Agreement is an independent contractor and neither shall be considered the partner, employer, agent or representative of the other.

Article 14. SEVERABILITY

If any part of this Agreement for any reason shall be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which shall remain in full force and effect; provided, however, that in the event a part of this Agreement is declared invalid and the invalidity or enforceability of such part has the effect of materially altering the obligations of any party under this Agreement, the parties shall, promptly upon such declaration being made, negotiate in good faith to amend this Agreement so as to put such party in a position substantially similar to the position such party was in prior to such declaration.

Article 15. RIGHTS OF ASSIGNMENT; SUCCESSORS AND ASSIGNS

Neither party shall have any right to assign this Agreement or any of their respective rights or obligations hereunder to any third party except with the prior written consent of the other party, which consent shall not be unreasonably withheld, or by Avaya pursuant to Section 2.2 of this Agreement. The provisions of this Agreement shall inure to the benefit of and be binding upon any successor or assignee to which assignment has been consented to pursuant to this Article 15.

Article 16. NOTICES

Any notices under this Agreement shall be in writing and shall be deemed delivered on the date of delivery if delivered by personal service or facsimile (in the case of facsimile, if confirmed by first class mail) or recognized commercial courier service with postage or charges prepaid, and on the third day following dispatch if sent only by registered or certified mail with postage or charges prepaid. Unless subsequently notified in writing in accordance with this
Article 16 by the other party, any notice or communication hereunder shall be addressed:

If to Artera, as follows:

                           Artera Group, Inc.
                           20 Ketchum Street
                           Westport, CT  06880
                           Attn:  Chairman
                           Facsimile No.:  203-226-3123

With a copy to:

                           Artera Group, Inc.
                           20 Ketchum Street
                           Westport, CT  06880
                           Attn:  General Counsel
                           Facsimile No.:  203-226-4338


If to Avaya, as follows:

                           Avaya, Inc.
                           221 Mount Airy Road
                           Basking Ridge, NJ  07920
                           Attn:  Vice President -- Purchasing
                           Facsimile No.:  908-953-2607

With a copy to:
                           Avaya, Inc.
                           221 Mount Airy Road
                           Basking Ridge, NJ  07920
                           Attn: Vice President Law - Global Commercial Matters Facsimile No.: 908-953-7106

Article 17. TAXES

As between Artera and Avaya, Avaya shall be solely responsible for any sales, use, occupational or privilege taxes, duties, fees or other similar charges imposed by any governmental authority in connection with the sale, lease, distribution, marketing, licensing or other disposition by Avaya of Licensed Products or the License granted hereunder. Any other taxes, including income taxes based on Unit Royalties, Artera income and other payments to Artera, shall be the responsibility of Artera.

Article 18. INDEMNIFICATION BY ARTERA

Artera shall indemnify, hold harmless and defend Avaya, its Affiliates, and each of their officers, directors, employees, agents, successors and assigns from and against any and all claims, demands, losses, damages, costs and expenses (including but not limited to Avaya's attorney fees and costs of defense and the amount of any settlement by Avaya of any suit, claim or proceeding) arising out of or in any way related to the use or operation of the Licensed Products by any Enterprise Subscriber of Avaya or by any Enterprise Subscriber of an Avaya Reseller.

Article 19. MAINTENANCE OF LICENSED PATENTS; INFRINGEMENTS

19.1 Enforcement of Patents. Throughout the term of this Agreement, Artera shall maintain the Licensed Patents in force in the United States, Canada and Mexico. For Licensed Patents that are patents pending, Artera shall use best efforts to cause the associated patents to be issued. Artera shall promptly pay all costs of any and all continuations, continuations-in-part, divisions, extensions, re-issues, examinations or renewals of the Licensed Patents, including, without limitation, the costs and expenses of attorneys, experts or other professionals engaged in connection with any of the foregoing.

19.2 Infringement Indemnity. Artera shall indemnify, hold harmless and defend Avaya, its Affiliates, and each of their officers, directors, employees, agents, successors and assigns and Subscribers who license the Licensed Products from Avaya either directly or indirectly through Resellers, from and against any suit, damage, claim or demand, and any loss, cost or expense suffered as a result thereof (including reasonable attorneys' fees), based on actual or alleged infringement by the Licensed Products, Licensed Patents, Know-how, Licensed Technology, Technical Information or any other information or Deliverable made available by Artera to Avaya (collectively, the "Indemnity Assets") of any patent, trademark, copyright or other intellectual property right of any third party, provided that Avaya (a) promptly notifies Artera of such suit, claim or demand and (b) provides Artera with such assistance as Artera may reasonably request for the defense or settlement of such suit, claim or demand. Notwithstanding the foregoing, Artera shall have no liability to defend or pay damages or costs to Avaya with respect to any claim of infringement that is based upon or arises out of a modification to the Indemnity Assets by Avaya or any third party without Artera's prior written consent, or Avaya's use of the Indemnity Assets for any purpose other than the distribution, marketing and support and internal use of Licensed Products in accordance with this Agreement.

Article 20. REPRESENTATIONS AND WARRANTIES

20.1 Artera Representations and Warranties. Artera represents and warrants to Avaya that (a) it has the right, power and authority to enter into this Agreement and to undertake the obligations to Avaya described herein; (b) the entering into of this Agreement by it and the undertaking of the obligations to Avaya described herein will not breach or violate any agreement or judicial or governmental order to which Artera is subject; (c) to the best of Artera's knowledge and belief the Licensed Patents are valid; (d) neither the Licensed Patents and the Licensed Technology nor the Licensed Products infringe any other patent issued prior to the date hereof, or any other third party right or claimed right known to Artera;
     (e) the Licensed Products will conform to and operate in accordance with the applicable specifications provided by Artera to Avaya or the Subscriber in all material respects; (f) the media provided by Artera on which Licensed Products are stored will be free of defects in material or workmanship; and (g) any services performed by Artera under this Agreement will be performed in a professional and workmanlike manner in accordance with industry standards.

20.2 Avaya Representations and Warranties. Avaya represents and warrants to Artera that (a) it has the right, power and authority to enter into this Agreement and to undertake the obligations to Artera described herein; and
     (b) the entering into of this Agreement by it and the undertaking of the obligations to Artera described herein will not breach or violate any agreement or judicial or governmental order to which Avaya is subject.

Article 21. DISCLAIMER

Except as specifically set forth in this Agreement or in the Artera Licenses, Artera hereby disclaims any express or implied warranty of the accuracy, reliability, technological or commercial value, comprehensiveness or merchantability of the Licensed Patents or the Licensed Products, or their suitability or fitness for any purpose whatsoever. Artera disclaims all other warranties of whatever nature, express or implied. Except as otherwise set forth in this Agreement, and in the case of fraud by Artera or its Affiliates, willful misconduct by Artera or its Affiliates, personal injury or death or damage to tangible property caused by the Licensed Products, Artera disclaims all liability for any loss or damage resulting, directly or indirectly, from the use of the Licensed Patents or the Licensed Products, other than those arising from claims of infringement of intellectual property rights of third parties as described in this Agreement. This disclaimer embraces special, incidental, punitive or consequential damages and damages for interruption of use or loss or corruption of data.

Article 22. SCOPE OF AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or understandings of the parties with regard to such subject matter. No interpretation, change, termination or waiver of any provision hereof shall be binding upon a party unless in writing and executed by the other party. No modification, waiver, termination, recession, discharge or cancellation of any right or claim under this Agreement shall affect the right of any party hereto to enforce any other claim or right hereunder.

IN WITNESS WHEREOF, Avaya and Artera have executed this Agreement as of the date first written above.

AVAYA INC.                                      ARTERA GROUP, INC.

By:  /s/  Lou D'Ambrosio                        By:  /s/  Michael J. Parrella
     --------------------------------------          ---------------------------
     Lou D'Ambrosio                                  Michael J. Parrella
     Group Vice President - Global Services          Chairman & President

                                                                   SCHEDULE 1.17

                              ARTERA TURBO PATENTS

1. Pending (U.S.): System And Method For Increasing the Effective Bandwidth of a Communications Network (filed June 4, 2002; U.S. Application Ser. No. 10/164,034; Attorney Reference No. 20275-03).

2. Pending (U.S.): System and Method for Reducing the Time to Deliver Information from a Communications Network to a User (filed June 4, 2002; U.S. Application Ser. No. 10/164,261; Attorney Reference No. 20275-04).

3. Pending (U.S.): System and Method for Modifying a Data Stream Using Element Parsing (filed June 4, 2002; U.S. Application Ser. No. 10/164,296; Attorney Reference No. 20275-05).

4. Pending (P.C.T.): System And Method For Increasing the Effective Bandwidth of a Communications Network (filed June 4, 2002; PCT Application No. PCT/US02/17926; Attorney Reference No. 20275-06).

5. Pending (P.C.T.): System and Method for Reducing the Time to Deliver Information from a Communications Network to a User (filed June 4, 2002; PCT Application No. PCT/US02/17933; Attorney Reference No. 20275-07).

6. Pending (P.C.T.): System and Method for Modifying a Data Stream Using Element Parsing (filed June 4, 2002; PCT Application No. PCT/US02/17932; Attorney Reference No. 20275-08).

                                                                    SCHEDULE 2.6

                          SOURCE CODE ESCROW AGREEMENT

The parties shall negotiate in good faith for, and use best efforts to agree in writing within 90 days after the Effective Date on, a source code escrow agreement pertaining to the Licensed Products with a mutually acceptable third party escrow agent.

The parties intend that the agreement shall provide for the release of deposited materials in the event of any of the following:

1. Artera's uncured material breach of any of its support obligations under this Agreement or the applicable Artera License(s); or

2. Artera's discontinuation of support for the Licensed Products under the License for any reason other than Avaya's or the Subscriber's uncured material breach of its observance of the applicable License restrictions; or

3. The institution of bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against Artera under the Federal Bankruptcy Code, if such proceedings have not been dismissed or discharged within one hundred twenty (120) calendar days after they are instituted; the insolvency or making of an assignment for the benefit of creditors or the admittance of any involuntary debts as they mature by Artera; or the taking of any action by the Board of Directors of Artera in furtherance of any of the foregoing.

The parties intend that the escrow agreement shall provide that deposited materials released to Avaya will be licensed to Avaya for Avaya's limited use in continuing to maintain and support the Licensed Products for Subscribers to whom Licensed Products have been licensed in accordance with this Agreement.

The parties intend that the escrow agreement shall provide for the inclusion in the deposited materials of the following:

1.   Source   code   for   the   Licensed   Products   in   human-readable   and
     machine-readable form ("Source Code"); and

2. All proprietary ancillary materials in human-readable or machine-readable form that would be necessary or desirable for a programmer reasonably skilled in the support and maintenance of software similar to the Licensed Products to understand, compile and modify the Source Code; and

3. Proprietary maintenance and support tools, utilities, diagnostic programs, and supporting programs used or utilized by Artera internally in the support or maintenance of the Licensed Products (but only to the extent that Artera has the right to include such items in the deposited materials and license such items to Avaya as described herein); and

4. A complete list of third party software, including versions, incorporated in the Licensed Products and current contact information for such vendors' technical support.

                                                                    SCHEDULE 3.1

                           ARTERA TURBO MINIMUM PRICES
                  (for use solely in calculating Unit Royalties
                      under Section 3.1 of this Agreement)


--------------------------------------------------------------------------------
                             ENTERPRISE SUBSCRIBERS
--------------------------------------------------------------------------------
       Licensed Product                         Subscriber License Fee (monthly)
--------------------------------------------------------------------------------
     Artera Turbo Desktop                              $2.00 per End User
--------------------------------------------------------------------------------
  Artera Turbo Road Warrior                            $6.00 per End User
--------------------------------------------------------------------------------
     Artera Turbo Gateway                                      $0
--------------------------------------------------------------------------------
     Artera Turbo Pathway                                      $0
--------------------------------------------------------------------------------
Artera Turbo Micro Data Center                                 $0
--------------------------------------------------------------------------------
      Artera Turbo Host                                        $0
--------------------------------------------------------------------------------
 Artera Turbo Customer Relations
     Management (CRM) system                           $0.50 per End User
--------------------------------------------------------------------------------
     Artera Turbo Configurator                                 $0
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             BUSINESS SUBSCRIBERS OTHER THAN ENTERPRISE SUBSCRIBERS
--------------------------------------------------------------------------------
          Licensed Product                      Subscriber License Fee (monthly)
--------------------------------------------------------------------------------
        Artera Turbo Desktop                           $2.00 per End User
--------------------------------------------------------------------------------
     Artera Turbo Road Warrior                         $6.00 per End User
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             RESIDENTIAL SUBSCRIBERS
--------------------------------------------------------------------------------
       Licensed Product                         Subscriber License Fee (monthly)
--------------------------------------------------------------------------------
     Artera Turbo Desktop                                   $5.00
--------------------------------------------------------------------------------

                                                                    SCHEDULE 3.4

                        COLLECTION AND PAYMENT PROCEDURES

The following billing and collection procedures shall apply:

1. For Royalty Licenses: Avaya shall pay Artera the monthly Unit Royalties due under this Agreement, on or prior to the end of the calendar month following the month in which Avaya has received payment from the applicable Subscriber or Reseller, where applicable, for the monthly fees to which the Unit Royalties relate. The amount of each payment will be based upon the amount actually received by Avaya from the Subscriber or Reseller. Avaya will make payment to Artera in the currency received by Avaya, and such payment will be net of all currency fees and bank wire fees. The amount thereof shall be based on the number and categories of Subscribers and the types of Licensed Products licensed, as described in this Agreement.

2. For Finder Licenses: The Subscriber shall pay its Subscriber License Fees to Artera or the associated Reseller (if applicable) on a monthly basis through charge to a credit card account. Subscriber License Fees collected by Resellers, net of any commissions due to them, shall be paid over to Artera. Artera shall pay Avaya the Finder Commission applicable to Subscriber License Fees (or net amounts from Resellers relating thereto) that Artera receives. Payment shall be made to Avaya within 30 days after the end of the calendar month in which Artera receives the applicable Subscriber License Fee (or net amount from the Reseller relating thereto).

3. General: Sales, use and similar taxes on Subscriber License Fees shall be treated separately from the Subscriber License Fees themselves, and shall be paid to governmental authorities by the appropriate party or parties.

                                                                    SCHEDULE 4.2

                                  DELIVERABLES

The parties shall negotiate in good faith for, and use best efforts to agree in writing within 30 days after the Effective Date on, a set of Deliverables, including reasonable due dates for delivery of such Deliverables by Artera to Avaya.

                                                                    SCHEDULE 6.2

                                 LEVEL 1 SUPPORT

The purpose of Level 1 Support is to assist the Subscriber (including its End Users) in the basic installation and usage of Artera Turbo. This can include answering some general questions to help the Subscriber understand what Artera Turbo is, and how it provides a benefit to them. While these questions may be more "marketing" in nature, they will allow the Subscriber to have a better overall experience with Artera Turbo and its support services.

Level 1 Support is responsible for assisting the Subscriber with the items listed below. It is presumed that this list will be refined as experience is gained and the product evolves over time.

1. Establishing an Intranet or Internet connection (e.g., via Windows Dial-Up Networking).

2. Launching a Web browser and surfing to various Web sites on the Internet or within an Intranet.

3. Answering basic questions about the system configuration needed for running Artera Turbo (e.g., Windows version, memory, hard disk space) as documented on Artera's Web site.

4.   Assisting the Subscriber in downloading Artera Turbo.

5.   Running Artera Turbo's setup program and installing it on End User's PCs.

6.   Launching/running Artera Turbo.

7. Answering basic questions about navigating within Artera Turbo's user interface.

8. Answering basic questions about showing the Subscriber how to know if Artera Turbo is working. This includes pointing out the Network View, Activity View and SpeedBar.

9. Diagnosing that the End User's browser is actually forwarding its requests to Artera Turbo. This is accomplished by reviewing the Activity View and the browser's proxy settings.

10. Assisting an Subscriber who is using a propriety dialer (non-Dial-up Networking) such as Juno or NetZero.

11. Assisting an End User who is using a browser other than Internet Explorer. This will require telling the End User how to manually set the browser's proxy settings.

12. Verifying if the Subscriber has an Artera Turbo Data Center connection online.

13.  Assisting the Subscriber in how to uninstall Artera Turbo.

14. Assisting the Subscriber in opening additional ports in Artera Turbo's Firewall.

15.  Assisting the Subscriber in adding sites into the Site Blocking list.

16.  Assisting the Subscriber in adding sites into the Ad Blocking list.

17. Helping Subscribers to understand how Ad Blocking removes ads and replaces them with "place holder" graphics. This can result in what appears to be "missing" elements on the page. The Subscriber can be informed of how to turn off Ad Blocking if they do not like this behavior (understanding that this will reduce the speed benefits of Artera Turbo).

18. Helping Subscribers to understand how to change the Image Quality within Artera Turbo. This includes explaining how to refresh the page once quality has been set to "Best Quality". The Subscriber should be informed of how to revert back to "Best Speed" image quality setting. The Subscriber should understand that if they do not revert back to Best Speed, this will reduce the speed benefits of Artera Turbo.

19. Helping Subscribers to understand what Artera Turbo's Firewall is and how to disable it if they desire. The Subscriber should be told that they should not run the Artera Turbo Firewall with any other firewall. The Subscriber should be helped to understand the ramifications of disabling Artera Turbo's Firewall.

20.  Telling the Subscriber how to get to the Artera Turbo Web site.

21. Explaining to the Subscriber what a cache is, and how to adjust its settings within Artera Turbo.

22. Explaining to the End User what settings in their browser are changed when Artera Turbo is running. This includes the change to the proxy settings, the number of requests that the browser will issue at one time and the disablement of the browser's cache. Importantly, the End User should be told that when Artera Turbo is not running, or is uninstalled, these settings in the browser are changed back to their original values.

23. Answering questions about obtaining (i.e., downloading) Artera Turbo product updates and installing them.

                                                                    SCHEDULE 6.4

                               LEVEL 2 & 3 SUPPORT

The purpose of Level 2 Support is to assist the Subscriber (including its End Users) with the Artera-specific configuration settings of a more technical nature. Level 2 Support assumes that the Subscriber has a functioning Intranet or Internet connection and can surf to various Web sites when Artera Turbo is not running.

Level 2 Support is responsible for assisting the Subscriber with the items listed below.

1.   Establishing a connection to the Artera Turbo Data Center.

2. Resolving Artera Turbo abnormal termination conditions ("abends") or severe errors.

3. Handling situations where web pages display inaccurately when Artera Turbo is running (as opposed to viewing the same web page without Artera Turbo running). This should not include questions regarding the normal changes that occur when compression and ad blocking are enabled.

4. Assisting the Subscriber in using Support Mode and taking "traces" of activities to help diagnose a problem. The Subscriber will be informed of how to deliver the traces and logs to Artera Turbo Level 2 Support.

5. Advising Avaya and its Resellers regarding their assistance of Subscribers in diagnosing and resolving problems with Artera Turbo, including an option for Artera, in its sole discretion, upon request by Avaya or its Resellers, to have direct contact with the Subscriber in furtherance of such diagnosis and resolution.

The maximum response time for Level 2 Support is one hour, defined as time from reporting of trouble by Level 1 personnel to either 1) the arrival of an on-site Artera technician or 2) telephonic or e-mail confirmation that a remote Artera technician has commenced work on the trouble request.

A Level 2 Support technician shall have no more than 2 hours to resolve the issue prior to escalation to Level 3.

Level 3 Support (software engineering) is the ability to provide support for troubles where they cannot be resolved by Level 1 or Level 2 resources and is responsible for:

     o   Software Patches
     o   Bug fixes
     o   Software updates

Level 3 resources are expected to respond to escalation from Level 2 within 2 hours. Level 3 Support is tasked with working the problem, whether remotely or on-site at the Subscriber's premise, until the problem is resolved. Artera must alert Avaya by telephone or e-mail for each and every trouble ticket that is escalated to Level 3.